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                                                                    Exhibit 10.1

                       AMENDMENT NO. 2 TO LEASE AGREEMENT

      THIS AMENDMENT NO. 2 TO LEASE AGREEMENT ("Amendment") made this 13th day of May, 2004 between PEREGRINE INVESTMENT PARTNERS-I, a Pennsylvania limited partnership ("Landlord") and BARRIER THERAPEUTICS, INC. ("Tenant").

                                   BACKGROUND

      Landlord and Tenant are parties to a Lease Agreement dated May 28, 2003, as amended by Amendment No. 1 to Lease Agreement dated November 6, 2003 (together, the "Lease") respecting the lease of space on the third floor of the Building known as Arbor 600, 600 College Road East, Princeton Forrestal Center, Plainsboro Township, New Jersey. Landlord and Tenant desire to modify the Lease with respect to the Additional Expansion Premises as set forth herein.

      NOW, THEREFORE, intending to be legally bound hereby, Landlord and Tenant covenant and agree as follows:

      1. Defined Terms. Except as otherwise expressly provided herein, the terms defined in the Lease shall have the same meaning in this Amendment as in the Lease.

      2. Second Additional Expansion Premises. Paragraph c. of Section 1 of the Lease is hereby amended by adding the following:

            "Second Additional Expansion Premises. The Second Additional Expansion Premises is comprised of 6,278 square feet of space as the same is depicted in the drawing attached hereto as Exhibit "A". Tenant shall take possession the Second Additional Expansion Premises on or before January 1, 2005, subject to completion of improvements as described herein. On or before July 31, 2004, Tenant shall submit plans for the Second Additional Expansion Premises consistent with Section 2 of the Work Letter (the "Plans"). Following Landlord's approval of the Plans, Landlord shall complete the improvements in accordance with the Plans, such completion to be evidenced by issuance of a temporary Certificate of Occupancy therefor. Following such completion, rent for the Second Additional Expansion Premises shall commence on the earlier of occupancy by Tenant or January 1, 2005. The term of the Lease for the Second Additional Expansion Premises shall expire on the Lease Expiration Date."

      3. Basic Rent and Additional Rent. Basic Rent and Additional Rent for the Second Additional Expansion Premises shall be payable at the same rates and in the same manner as the same are due and payable with respect to the Premises. Tenant's Allocated Share shall be adjusted as of the date of possession of the Second Additional Expansion Premises.

      4. Improvement Allowance. Landlord grants to Tenant an allowance of $15.00 per square foot towards the cost of completing the Second Additional Expansion Premises pursuant
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to the approved Plans. Tenant shall pay any excess costs for the work within 15 days of rendition of Landlord's invoice detailing the amount due over the allowance.

      5. Termination Option. Paragraph c. of Section 2 of the Lease is hereby amended by adding the following:

            "If applicable, the Termination Fee shall (i) be computed for the Basic Rent for the Premises inclusive of any Expansion Premises then leased by Tenant and (ii) include the amount of any unamortized Tenant improvement allowance with respect to the Second Additional Expansion Premises."

      6. Amendment; Ratification. In the event of any conflicts between the terms of this Amendment and of the Lease, the terms of this Amendment shall prevail. Except as expressly amended herein, all of the terms and conditions of the Lease shall continue in full force and effect, and Landlord and Tenant expressly ratify and confirm those terms and provisions.

      7. Right of First Offer. Paragraph d of Section 1 of the Lease is hereby deleted and the following is inserted in its place and stead:

            "d. Provided no Event of Default by Tenant shall have occurred and this Lease shall be in effect, Landlord grants to Tenant a right of first offer on space adjacent to the Premises on the North Wing of the third floor of the Building as the same is depicted in the drawing attached hereto as Exhibit "A" (the "Ranbaxy Space"). Landlord represents that no tenant other than SSB Realty, LLC holds a prior right to lease the Ranbaxy Space. At such time as Landlord shall issue a proposal to lease any of the Ranbaxy Space other than to the existing tenant or SSB Realty, LLC, it shall first issue a proposal to Tenant for the Ranbaxy Space, offering the same at the Fair Market Rent (as defined in Section 2.b. herein) for the space for the remainder of the Term. Upon acceptance of the proposal, Landlord and Tenant shall enter into an amendment of this Lease incorporating such terms. If Tenant declines to proceed or fails to respond to Landlord's proposal within twenty (20) days of receipt of Landlord's proposal, then Tenant shall have no further rights to lease the Ranbaxy space pursuant to the terms hereof and Landlord may lease the same free and clear of any rights of Tenant hereunder. Alternatively, if the terms and conditions of Landlord's proposal are acceptable other than with respect to Landlord's determination of the Fair Market Rent, then Tenant may accept the proposal within twenty (20) days of receipt of Landlord's proposal and require that the Fair Market Rent be determined by appraisal, in the manner provided in Section 2.b. hereof. Tenant's acceptance of Landlord's proposal within the twenty (20) days of receipt of Landlord's proposal shall be binding upon Landlord and Tenant whether the Fair Market


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            Rent has been agreed upon or shall be determined by appraisal. In the event the Fair Market Rent is to be determined by appraisal and the same has not been established as of the Lease Commencement Date for the Ranbaxy Space, then Landlord's initial determination thereof shall be deemed to be the Fair Market Rent, subject to retroactive adjustment."

      8. Option on Additional Expansion. In the event Landlord does not have a bonafide letter of intent executed with another tenant on the adjacent space marked "Option Space" on Exhibit "A" by June 15, 2004, Landlord shall give written notice to Tenant and the Lease shall be amended to include the Option Space as part of the Second Additional Expansion Premises. The Second Additional Expansion Premises shall be amended to be 6,602 rentable square feet, and Base Rent, Additional Rent and Allocated Share shall be adjusted accordingly.


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      IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 To
Lease Agreement as of the date first above written.

                                            LANDLORD:

Witness/Attest:                           PEREGRINE INVESTMENT PARTNERS - I,
                                          A PENNSYLVANIA LIMITED PARTNERSHIP

                                          By:   Berwind Realty Services, Inc.

__________________________                By:   BARRY HOWARD
                                          -------------------------------
                                                Executive Vice President

                                          TENANT:

                                          BARRIER THERAPEUTICS, INC.

Witness/Attest:

__________________________                By:   ANNE VANLENT
                                          -------------------------------
                                                Executive Vice President & CFO


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                                   EXHIBIT "A"

             PLAN SHOWING THE SECOND ADDITIONAL EXPANSION PREMISES,
                     THE RANBAXY SPACE AND THE OPTION SPACE

                                   [ Diagram ]



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